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                                                                   Exhibit 10(l)
                          CHANGE OF CONTROL AGREEMENT

                     WITH NATIONAL BANK OF SUSSEX COUNTY

                        AND HIGH POINT FINANCIAL CORP.


        This AGREEMENT is made effective as of October 1, 1996 by and between NATIONAL BANK OF SUSSEX COUNTY, a national association chartered under the laws of the United States (the "Bank"), HIGH POINT FINANCIAL CORP., a New Jersey corporation (the "Company") (the Company and the Bank sometimes collectively referenced to herein as the "Employer") and Michael A. Dickerson ("Executive").

        WHEREAS, the Bank recognizes the substantial contribution Executive has made in the past to the Bank and the Company and wishes to ensure that Bank and Company (referred to herein collectively as the "Employer") will continue to benefit from Executive's services in the future; and

        WHEREAS, Executive has been appointed to, and has agreed to serve in the position of President and Chief Executive Officer, a position of substantial responsibility;

        NOW, THEREFORE, in consideration of the contribution of Executive, and upon the terms and conditions hereinafter provided, the parties hereto agree as follows:

1.      TERM OF AGREEMENT

        The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue until September 30, 2001; provided, however, that the term of this Agreement shall be automatically extended for one additional year on each anniversary date of the commencement date of this Agreement, unless 60 days prior to such anniversary date the Boards of Directors of the Employer shall pass a resolution clearly stating their intention not to so extend the term of this Agreement.

2.      PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL

        (a) Upon the occurrence of a Change in Control of the Company (as defined herein) followed at any time during the term of this Agreement by the involuntary termination of Executive's employment (other than a Termination for Cause as defined in Section 2(c) hereof), or the voluntary termination of the Executive's employment pursuant to Section 4 hereof, or a termination without Cause in the event that a Change in Control takes place within six months thereafter, the provisions of Section 3 shall apply.
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        (b)     A "Change in Control" shall mean any of the following:

                (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Bank or the Company, or a similar transaction in which the Bank or the Company is not the resulting entity; or

                (2) individuals who constitute the Incumbent Board (as herein defined) of the Bank or the Company cease for any reason to constitute a majority thereof; or

                (3) a change in control within the meaning of 12 C.F.R. (S) 225.2(e)(1), as determined by the Board of Directors of the Bank or the Company; or

                (4) an event occurs of a nature that (i) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or (ii) results in a change in control of the Bank or the Company within the meaning of the Rules and Regulations promulgated by the Broad of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, as in effect on the date hereof; or

                (5) without limitation, a change in control shall be deemed to have occurred at such time as any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors (excluding any securities purchased by the Bank's employee stock ownership plan and trust or any other employee benefit plan of the Company or the Bank established from time to time); or

                (6) a proxy statement soliciting proxies from stockholders of the Company is distributed by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company

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or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company; or

                (7) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

                For these purposes, "Incumbent Board" means the Board of Directors on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

                (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's intentional failure to perform stated duties, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the banking industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board of Directors of the Employer at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits (other than the payment of vested benefits and those benefits required by law) for any period after Termination for Cause.

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3.              TERMINATION

                (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the involuntary termination of the Executive's employment (other than a Termination for Cause), or a termination without Cause in the event that a Change in Control takes place within six months thereafter, the Company shall be obligated to pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay, a sum equal to two and ninety-nine one-hundredths (2.99) times the preceding year's annual salary, including bonuses and any other cash compensation paid or accrued by the executive during such year, and the amount of any benefits received pursuant to any employee benefit plans on behalf of the Executive maintained by the Company and the Bank during such years, excluding benefits continued pursuant to (b) below. Payment shall be made in a lump sum less any deductions for withholding required by law.

                (b) Upon the occurrence of a Change in Control followed at any time during the term of this Agreement by the Executive's termination of employment, other than a Termination for Cause, the Company shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for the Executive prior to his severance. Such coverage and payments shall cease upon expiration of thirty-six (36) months.

                (c) Upon the occurrence of a Change in Control followed at any time during the term of this Agreement by the Executive's termination of employment, other than a Termination for Cause, the Executive will have the personal use of the automobile assigned to him for a period of one year after the Termination Date. The vehicle shall be the one most frequently utilized by the Executive during the prior 12-month period unless upgraded to a newer model of equivalent value during the months immediately preceding the Termination Date.

                (d) Upon the occurrence of a Change in Control followed at any time during the term of this Agreement by the Executive's termination of employment, other than a Termination for Cause, the Company shall reimburse the Executive for outplacement services with a mutually agreed upon firm for a period not to exceed eighteen months.

                (e) Notwithstanding the preceding paragraphs of this Section 3: (i) in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times

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Executive's "base amount", as determined in accordance with said Section 280G.
The allocation of the reduction required hereby among Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Company.

4.              RESIGNATION FOR GOOD REASON

                Upon the occurrence of a Change in Control, Executive shall have the right for a period of six (6) months following such Change in Control to elect to voluntarily terminate his employment with the Company or with the Bank in the event Executive is reassigned to a position of lesser rank or status than that held prior to the Change in Control, or the Executive's principal place of employment is relocated by more than thirty (30) miles from its location prior to the Change in Control or Executive's annual compensation is reduced or if there is a material reduction in other benefits below what they were prior to the Change in Control, and Executive shall be treated as if his employment had been involuntarily terminated without Cause and shall be entitled to receive benefits provided for under Section 3 hereof.

5.              NOTICE OF TERMINATION

                (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate). In no event shall the Date of Termination exceed thirty (30) days from the date Notice of Termination is given.

6.              EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

                This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and/or the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

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7.              NO ATTACHMENT

                (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

                (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank, the Company and their respective successors and assigns.

8.              MODIFICATION AND WAIVER

                (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.              SEVERABILITY

                If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

10.             HEADINGS FOR REFERENCE ONLY

                The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.


11.             GOVERNING LAW

                The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the substantive laws of the State of New Jersey, without

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giving effect to the choice of law provisions thereof, unless preempted by
Federal law as now or hereafter in effect.

                Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the headquarters of the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

12.             PAYMENT OF LEGAL FEES

                All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

13.             INDEMNIFICATION

                The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under law and as provided in the Company's Certificate of Incorporation and Bylaws against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company and/or the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, attorneys' fees and the cost of reasonable settlements.

14.             SUCCESSORS

                The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

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                IN WITNESS WHEREOF, each of National Bank of Sussex County, and
High Point Financial Corp. has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the day and date first above written.


ATTEST:                         NATIONAL BANK OF SUSSEX COUNTY


Robert A. Vandenbergh     By:   \Charles L. Lain
----------------------          --------------------------------------------
Robert A. Vandenbergh           Name:   Charles L. Lain
Secretary                               Title:  Chairman of the Board


ATTEST:                         HIGH POINT FINANCIAL CORP.



\Robert A. Vandenbergh    By:   \Charles L. Tice
----------------------          --------------------------------------------
Robert A. Vandenbergh           Name: Charles L. Tice
Secretary                       Title:  Chairman of the Board



WITNESS:


\Gregory W. a. Meehan     By:   \Michael A. Dickerson
----------------------          --------------------------------------------
                                Michael A. Dickerson, Executive

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